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                                                                    Exhibit 5.11

                     [EISENHOWER & CARLSON, PLLC LETTERHEAD]

                                  May 21, 2004

Northwest Emergency Physicians, Incorporated
1900 Winston Road
Knoxville, TN 37919

         RE: NORTHWEST EMERGENCY PHYSICIANS, INCORPORATED -- REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         Eisenhower & Carlson, PLLC has acted as special local counsel in the state of Washington to Northwest Emergency Physicians, Incorporated ("Northwest") in connection with the proposed registration by Team Health, Inc. (the "Issuer") and various parties, including Northwest, of $180,000,000 in aggregate principal amount of the Issuer's 9% Senior Subordinated Exchange Notes due 2012 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." We have been advised that the obligations of the Issuer under the Exchange Notes will be guaranteed by Northwest in accordance with the terms of the Indenture (defined below) and a Notation of Guarantee in the form attached thereto as Exhibit E (the "Guarantee"). The Exchange Notes and the Guarantee are to be issued pursuant to the Indenture dated as of March 23, 2004 (as amended and supplemented from time to time, the "Indenture"), by and among the Issuer, Northwest and the other guarantors party thereto and The Bank of New York, as trustee. We have been advised that the Exchange Notes and the guarantees thereof, including the Guarantee, are to be issued in exchange for and in replacement of the Issuer's unregistered 9% Senior Subordinated Notes due 2012 (the "Old Notes"), of which $180,000,000 in aggregate principal amount is outstanding.

         In rendering the opinions expressed below, we have examined originals or copies of the following documents ("Examined Documents"):

         A.       Certificate of Incorporation for Northwest dated June 4, 1985.

         B.       Articles of Incorporation of Northwest dated May 8, 1985.

         C.       Bylaws of Northwest, undated and unsigned.
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Northwest Emergency Physicians, Incorporated
May 21, 2004
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         D.       Omnibus Written Consent of Sole Director and Shareholder Lieu
                  of Meeting of the Board of Directors dated March 23, 2004.

         E. Certificate of Existence/Authorization of Northwest dated March 11, 2004, issued by the Secretary of State of the State of Washington.

         F. The following certificate: a Certificate of the Vice President and Assistant Secretary of Northwest dated May 21, 2004. Such certificate shall be referred to herein as "Certificate."

         G.       The Indenture; and

         H.       The Registration Statement.

         This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord ("Accord") of the ABA Section of Business Law (1991). As a consequence, in addition to the qualifications, assumptions, exceptions, definitions, limitations on coverage and other limitations specifically set forth herein, this opinion letter is subject to the qualifications, assumptions, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction with the Accord. In the event of a conflict between the terms of this opinion letter and the Accord, the terms of this opinion letter shall control.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and drafts and the authenticity of the originals of all documents submitted to us as copies and drafts. We have also assumed (i) the genuineness of the signatures of persons signing all documents executed in connection herewith, (ii) the authority of such persons signing on behalf of the parties thereto (other than the parties signing on behalf of Northwest), (iii) the legal capacity of natural persons signing the documents executed in connection herewith, (iv) the due authorization, execution and delivery of all documents by the parties thereto (other than with respect to Northwest), and (v) that all the documents referred to in this opinion constitute the legal, valid, binding and enforceable obligations of all of the parties to such documents. Except as specifically stated below, as to questions of fact material to our opinions, we have relied without independent verification solely upon the facts set forth in the Certificate and the representations and warranties in the Examined Documents.

         We have represented Northwest only in connection with the preparation and delivery of certain opinions in connection with the Indenture and otherwise, and, as a result, are not familiar with the business, operations, properties or activities of Northwest or any contractual obligations, instruments, agreements, laws, rules, regulations, orders or decrees applicable to Northwest or its business or properties or activities. We have not undertaken any research for purposes of determining whether Northwest or any of the transactions that may occur in connection with the
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Northwest Emergency Physicians, Incorporated
May 21, 2004
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Indenture are subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Indenture.

         Based upon and subject to the foregoing, and having considered such questions of law as we deem necessary as a basis for the opinions expressed below, we are of the opinion that:

         (1) Northwest has the requisite corporate power and corporate authority to execute and deliver the Indenture and to perform its obligations thereunder.

         (2) The execution and delivery of the Indenture by Northwest and the performance of its obligations thereunder, has been duly authorized by Northwest, and does not conflict with the articles of incorporation, bylaws or any applicable provision of Washington law or require any consent of any Washington governmental authority.

         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, or (iv) state or federal securities laws.

         Further, please note that with respect hereto, including with respect to our opinion that the performance by Northwest of its obligations under the Indenture does not violate any applicable law of the state of Washington, we express no opinion as to:

         (i) any provisions in the Indenture insofar as such provisions purport
(A) to establish evidentiary standards or conclusive presumptions as to factual matters, (B) to appoint any person or entity as attorney-in-fact for Northwest,
(C) to require amendments, modifications or waivers of any provisions of the Indenture to be in writing, or (D) to provide that any person or entity (1) may have rights to release, exculpation, indemnity or contribution, (2) may have rights to the payment or reimbursement of attorneys' fees except to the extent that a court determines that such fees are appropriate and reasonable, (3) may have rights to forfeiture or the payment of any sum as liquidated damages, penalties, late charges to the extent such late charges are penalties, or prepayment premiums, (4) may pursue inconsistent remedies or (5) waives any right, remedy or defense, including; any provision in the Indenture that purports to (i) waive the right to a jury trial, (ii) waive the requirement of personal service in the event of an action against Northwest or (iii) waive the use of the statute of limitations as a defense to any claim raised thereunder;

         (ii) any taxes, fees or charges payable in connection with the performance of any of the transactions provided for in the Indenture;
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Northwest Emergency Physicians, Incorporated
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         (iii) parol or other extrinsic evidence bearing on the interpretation or construction of the Indenture;

         (iv) any provision in the Indenture pertaining to jurisdiction, venue or choice of law; or

         (v) any provision in the Indenture that purports to require arbitration of disputes.

         We are members of the bar of the state of Washington. Except as specifically set forth below, in this opinion we express no opinion as to the laws of any jurisdiction other than the state of Washington. Our opinions rendered are based upon our review only of those laws of the state of Washington which, in our experience, are normally applicable to the transactions contemplated by the Indenture. To the extent that the Indenture is governed, by its terms, by the internal laws of a state other than the state of Washington, we have assumed, with your permission, that there is no difference material to the opinions set forth herein between the laws of such state and the laws of the state of Washington. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Washington be changed by legislative action, judicial decision or otherwise.

         This opinion is being provided to you at the request of our client, Northwest. This opinion may not be relied upon by any person other than the addressee or for any purpose other than in connection with the transactions contemplated by the Indenture without, in any instance, our prior written consent. Notwithstanding the above, however, we hereby consent to (a) the filing of this opinion as Exhibit 5.11 to the Registration Statement and (b) the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

                                                    Very truly yours,

                                                    EISENHOWER & CARLSON, PLLC

                                                    /s/ Mark J. Rosenblum

                                                    Mark J. Rosenblum